UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2025

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2025, NorthWestern Energy Group, Inc., a Delaware corporation (“NorthWestern” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Black Hills Corporation, a South Dakota corporation (“Black Hills” or the “Company”) and River Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Black Hills (“Merger Sub”). The Merger Agreement, which has been unanimously approved by both the board of directors of NorthWestern (the “NorthWestern Board”) and the board of directors of Black Hills (the “Black Hills Board”), provides for an all-stock merger of NorthWestern and Black Hills upon the terms and subject to the conditions set forth therein.

The Merger Agreement provides for Merger Sub to merge with and into NorthWestern (the “Merger”), with NorthWestern continuing as the surviving entity and a direct wholly owned subsidiary of Black Hills, which would assume a new corporate name (“NewCo”) as the resulting parent company of the combined corporate group.

At the effective time of the Merger (the “Effective Time”), each share of common stock of NorthWestern, par value $0.01 per share (the “NorthWestern Common Stock”), issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock of Black Hills, par value $1.00 per share (the “Black Hills Common Stock”) (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement. The treatment of outstanding equity awards of each company will vary depending on the type of award, its terms and conditions, and determinations made or to be made by each company or its board of directors, but the Merger Agreement contemplates, among other things, (1) the acceleration upon, and settlement upon or shortly following, the Effective Time of time-based equity awards of each company that were granted prior to the date of the Merger Agreement and remain outstanding immediately prior to the Effective Time, (2) the conversion upon the Effective Time of certain then-outstanding performance-based awards of each company to time-based awards in NewCo (based on the greater of target or actual performance) that will retain their original vesting schedule and any “double trigger” vesting terms, and (3) the substitution of NewCo equity awards for certain deferred NorthWestern equity awards based upon the Exchange Ratio. The Merger will generally be treated as a “change in control” or similar triggering event with respect to each company under the plans governing outstanding equity awards, notwithstanding the fact that the Merger may not otherwise constitute such a triggering event under certain of such plans.

The Merger Agreement contemplates that, upon effectiveness of the Merger, NewCo would remain incorporated under South Dakota law, have its corporate headquarters in Rapid City, South Dakota, and be governed by an eleven-member board of directors comprising six directors designated by Black Hills (including the chair) and five designated by NorthWestern. Upon effectiveness of the Merger, it is expected that the combined company would include among its officers Brian B. Bird as Chief Executive Officer, Marne M. Jones as Chief Operating Officer, Crystal D. Lail as Chief Financial Officer; and Kimberly F. Nooney as Chief Integration Officer. For the avoidance of doubt, although the Merger Agreement contains provisions relating to post-closing NewCo directors and officers that are expected to result in a change to the Company’s directors and officers upon the effectiveness of the Merger, these provisions do not constitute the removal, resignation, appointment or election of a director or principal executive officer at this time.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions to Closing (as defined below), including: (1) the effectiveness of a registration statement on Form S-4 to be filed in connection with the Merger; (2) the approval of the applicable transaction-related proposals by each party’s respective shareholders in accordance with applicable law; (3) subject to certain conditions, the receipt of certain regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval from the Federal Energy Regulatory Commission, the Montana Public Service Commission, the Nebraska Public Service Commission, the South Dakota Public Utilities Commission and, if required, the Arkansas Public Service Commission, in each case on such terms and conditions that would not result in a material adverse effect on NewCo; (4) the absence of any court order or regulatory injunction prohibiting completion of the Merger; (5) the authorization for listing of shares of Black Hills Common Stock to be issued in the Merger on a mutually agreed stock exchange; (6) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (7) compliance by each party in all material respects with its covenants; (8) the absence of a material adverse effect on each party; and (9) receipt by each party of an opinion relating to the anticipated tax-free treatment of the Merger.

Both NorthWestern and Black Hills have agreed, subject to certain customary exceptions with respect to unsolicited proposals, not to, directly or indirectly, solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the NorthWestern Board and the Black Hills Board are each required to recommend the approval of the applicable transaction-related proposals to its respective shareholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by their respective shareholders, the NorthWestern Board or the Black Hills Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if such board determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes or would reasonably be expected to lead to a “Superior NorthWestern Proposal” or “Superior Black Hills Proposal”, as applicable (as such terms are defined in the Merger Agreement), and that failure to take such action would be inconsistent with their fiduciary duties under applicable law to the applicable company and its shareholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by their respective shareholders, the NorthWestern Board and the Black Hills Board may also change its recommendation upon the occurrence of a “NorthWestern Intervening Event” or “Black Hills Intervening Event”, as applicable (as such terms are defined in the Merger Agreement), and such board determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would be inconsistent with its fiduciary duties under applicable law, subject to complying with certain procedures set forth in the Merger Agreement.

The Merger Agreement includes certain customary representations, warranties and covenants of NorthWestern, on the one hand, and Black Hills and Merger Sub, on the other, including certain customary restrictions with respect to the operation of NorthWestern’s and Black Hills’ respective businesses between the date of the Merger Agreement and the consummation of the Merger (the “Closing”).

The Merger Agreement contains certain customary termination rights for each of NorthWestern and Black Hills, including (1) by mutual agreement, (2) if either the NorthWestern or Black Hills shareholder meeting has concluded (subject to any adjournment thereof) and the required shareholder vote was not obtained, (3) if the Closing has not occurred on or before August 18, 2026 (or such alternative date as may be agreed by the parties), which date may be extended by three months up to two times, until as late as February 18, 2027, in certain circumstances if needed to obtain regulatory approvals), (4) if Closing is legally prohibited or permanently enjoined. The Merger Agreement may also be terminated by either party, subject to certain conditions, (1) if the other party’s board of directors has effected a change in its recommendation in favor of the Merger (including, in certain circumstances, by failing to reaffirm its recommendation), or (2) the other has breached any representation, warranty or covenant that would give rise to a failure of a condition to Closing which remains uncured for 45 days.

Either party would be required to pay to the other a termination fee equal to $100 million, upon termination of the Merger Agreement in certain circumstances involving (i) a change in recommendation by such party’s board of directors (including, in certain circumstances, the failure of such party to publicly reaffirm its recommendation upon request) or (ii) a party entering into a definitive agreement in respect of a competing transaction within twelve months of termination of the Merger Agreement in certain circumstances involving a potential competing acquisition proposal.

# # #

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the related schedules thereto which are not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Transition

In connection with the Merger, Brian B. Bird, NorthWestern’s Chief Executive Officer, will become the Chief Executive Officer of the combined company, succeeding Linden R. Evans, the current President and Chief Executive Officer of Black Hills, after which Mr. Evans will retire.

On August 18, 2025, Black Hills entered into an agreement (the “Chief Executive Officer Agreement”) with Mr. Bird, to be effective upon the closing of the Merger. Among other things, the Chief Executive Officer Agreement preserves the change in control severance benefits Mr. Bird currently has under NorthWestern’s key employee severance plan for three years after the Effective Time in the event he is terminated without cause or resigns for good reason following the Effective Time.

The foregoing description of the Chief Executive Officer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Chief Executive Officer Agreement, which is attached hereto as Exhibits 10.1, and the terms of which are incorporated herein by reference.
Treatment of Outstanding Equity Awards and Change in Control Programs
in the Merger

In connection with entry into the Merger Agreement and the reconciliation of the different equity incentive programs of Black Hills and NorthWestern, the Leadership Development and Compensation Committee of the Black Hills Board determined to generally treat the Merger as a “change in control” or similar triggering event under various compensatory programs, notwithstanding the fact that the Merger would not otherwise constitute such a triggering event under such plans. This determination applies with respect to the Company’s outstanding equity awards (including those granted to the Company’s named executive officers and directors) and under the existing Change in Control Agreements between the Company and each of its executive officers. The Leadership Development and Compensation Committee further provided that all shares of restricted stock outstanding as of immediately prior to the Effective Time would vest upon the Effective Time, and that performance-based restricted stock units outstanding as of immediately prior to the Effective Time would convert to time-based restricted stock units (based on the greater of target or actual performance).

Item 5.03    Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

On August 18, 2025, prior to the execution of the Merger Agreement, the NorthWestern Board adopted an amendment to NorthWestern’s Amended and Restated Bylaws (as amended and restated, the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws adds a new Section 7.7, which designates the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if such court does not have jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for certain specified legal actions involving NorthWestern, unless NorthWestern otherwise consents to an alternative forum in writing.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1, and the terms of the Bylaw Amendment are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On August 19, 2025, Black Hills and NorthWestern released a joint press release announcing the execution of the Merger Agreement and an investor presentation relating to the Merger. Copies of that press release and investor presentation are furnished as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended (the “Securities Act”).

* * *
Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the proposed transaction between NorthWestern and Black Hills, including future financial and operating results (including the anticipated impact of the transaction on NorthWestern’s and Black Hills’ respective earnings), statements related to the expected timing of the completion of the transaction, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger, including estimated rate bases, investment opportunities, cash flows and capital expenditure rates and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on NorthWestern and Black Hills’ current expectations, plans and estimates. NorthWestern and Black Hills believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of NorthWestern or Black Hills to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the risk that required regulatory approvals are subject to conditions not anticipated by NorthWestern and Black Hills, (4) the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period, (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of NorthWestern or Black Hills and the ability of NorthWestern or Black Hills to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against NorthWestern or Black Hills related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting NorthWestern’s and Black Hills’ businesses; (11) the evolving legal, regulatory and tax regimes under which NorthWestern and Black Hills operate; (12) restrictions during the pendency of the proposed transaction that may impact NorthWestern’s or Black Hills’ ability to pursue certain business opportunities or strategic transactions; and (13) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as NorthWestern’s and Black Hills’ response to any of the aforementioned factors.

Additional factors which could affect future results of NorthWestern and Black Hills can be found in NorthWestern Energy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Black Hills’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. NorthWestern and Black Hills disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.
No Offer or Solicitation

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Important Information and Where to Find It

Black Hills intends to file a registration statement on Form S-4 with the SEC to register the shares of Black Hills’ common stock that will be issued to NorthWestern Energy stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of NorthWestern and Black Hills that will also constitute a prospectus of Black Hills. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Additionally, NorthWestern and Black Hills will file other relevant materials in connection with the merger with the SEC. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus when they become available (and any other documents filed with the sec in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents will contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by NorthWestern or Black Hills through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of NorthWestern or Black Hills at travis.meyer@northwestern.com or investorrelations@blackhillscorp.com, respectively.

Before making any voting or investment decision, investors and security holders of NorthWestern and Black Hills are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto (and any other documents filed with the SEC in connection with the transaction) because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.
Participants in Solicitation

NorthWestern, Black Hills and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Information regarding the directors and executive officers of NorthWestern and Black Hills and other persons who may be deemed participants in the solicitation of the stockholders of NorthWestern or of Black Hills in connection with the proposed transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Black Hills with the SEC. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 13, 2025, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed on February 12, 2025, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. To the extent any such person's ownership of NorthWestern’s or Black Hills’ securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document
2.1*	Agreement and Plan of Merger, dated as of August 18, 2025, by and among Black Hills Corporation, NorthWestern Energy Group, Inc., and River Merger Sub Inc.
3.1	Second amended and Restated Bylaws of NorthWestern Energy Group, Inc., dated August 18, 2025
10.1**	Chief Executive Officer Agreement, dated August 18, 2025, between Black Hills Corporation and Brian B. Bird
99.1	Joint press release issued by NorthWestern and Black Hills, , dated August 18, 2025 (furnished herewith)
99.2	Joint investor presentation of NorthWestern and Black Hills released on August 19, 2025 (furnished herewith)
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*    Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.
**    Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: August 18, 2025